                                                                                Exhibit 10.2
TERM NOTE A

March 30, 2007

$6,500,000.00

FOR VALUE RECEIVED, SEQUIAM CORPORATION, a California corporation (“Borrower”) promises to pay to the order of BIOMETRICS INVESTORS, L.L.C. (hereinafter, together with any holder hereof, called “Lender”), at the main office of the Lender, up to the principal sum of Six Million Five Hundred Thousand Dollars ($6,500,000) or, if less, the aggregate unpaid principal amount of all advances made to Maker by Holder under this secured Term Note A (the “Note”), plus all accrued but unpaid interest. Borrower further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Agreement from the date hereof until payment in full hereof.

This Note was delivered pursuant to that certain Agreement, as it may be amended from time to time, together with all exhibits thereto, dated March 30, 2007 between Lender and Borrower (the “Agreement”). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Agreement.

THE OUTSTANDING PRINCIPAL BALANCE OF BORROWER'S LIABILITIES TO LENDER UNDER THIS NOTE SHALL BE PAYABLE ON APRIL 15, 2009 (the “Maturity Date”) OR THE TERMINATION DATE (as defined in the Agreement), following the occurrence of an Event of Default (as defined in the Agreement).

This Note amends and restates that Second Amended, Restated and Consolidated Senior Secured Term Note dated November 1, 2005 made by Borrower to Lee Harrison Corbin, Attorney In Fact for the Trust under the Will of John Svenningson, which was transferred to Lender by Stephen A. Ross, Attorney In Fact for the Trust under the Will of John Svenningson, and this Note further evidences the amounts advanced by Lender to Borrower under the Agreement pursuant to Term Loan A, as defined under the Agreement.

Borrower hereby authorizes the Lender to charge any account of Borrower for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Agreement. It is the intent of the parties that the rate of interest and other charges to Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Borrower.

The principal and all accrued interest hereunder may be prepaid by Borrower, in part or in full, at any time and without penalty. Any partial payment shall be applied against the outstanding balance of the Note.

Borrower waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to Borrower (or any one of them). Borrower waives any right to assert a counterclaim, other than a counterclaim for gross negligence or willful misconduct, which Borrower (or any one of them) may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing Lender's rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law other than for gross negligence or willful misconduct.

Borrower, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights hereunder.

The loan evidenced hereby has been made and this Note has been delivered at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon Borrower and Borrower's heirs, legal representatives, successors and assigns (and each of them, if more than one). If this Note contains any blanks when executed by Borrower (or any one of them, if more than one), the Lender is hereby authorized, without notice to Borrower (or any one of them, if more than one) to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note. The term “Borrower” as used herein shall mean all parties signing this Note, and their respective successors and assigns shall be jointly and severally obligated hereunder.

To induce the Lender to make the loan evidenced by this Note, Borrower (i) irrevocably agrees that, subject to Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. IN ADDITION, LENDER AND BORROWER (OR ANY ONE OF THEM, IF MORE THAN ONE) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. In addition, Borrower agrees that all service of process shall be made as provided in the Agreement.

As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word “Borrower” shall be so construed.

(Signatures continue on attached page)

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IN WITNESS WHEREOF, each of Borrower, if more than one, has executed this Note on the date above set forth.

SEQUIAM CORPORATION, a California corporation

By:
Name:
Title: